Exhibit 10.1

Global Business Travel Group, Inc.

Annual Incentive Award Plan

(Effective as of June 21, 2022)

PURPOSE

The purpose of this Global Business Travel Group, Inc. Annual Incentive Award Plan (the “Plan”) is to provide added incentive for those employees of Global Business Travel Group Inc., a publicly traded company located in New York, NY (“GBT” or the “Company”) and its Affiliates who are in a position to make substantial contributions to the earnings and growth of these companies and to reward them collectively and individually for performance which contributes significantly toward such earnings and growth. The companies participating in the Plan (the “Participating Companies”) include the Company and such other entities as may be taking part in the Plan from time to time pursuant to Article 8.

ARTICLE 1

DEFINITIONS

1.1             “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person; provided, that no shareholder of the Company shall be deemed an Affiliate of any other shareholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, no Juweel Investor (as defined in the Shareholders’ Agreement) shall be considered an Affiliate of the Company unless expressly noted herein.

1.2            “Board” shall mean the Board of Directors of the Company.

1.3            “CEO” shall mean the Chief Executive Officer of the Company.

1.4            “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

1.5            “Committee” shall mean the Compensation Committee of the Board, as constituted from time to time.

1.6            “Company” shall have the meaning given in the Preamble.

1.7            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.8            “Participating Companies” shall have the meaning given in the Preamble.

1.9            “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

1.10          “Plan” shall have the meaning given in the Preamble.

1.11          “Shareholders’ Agreement” shall mean the Shareholders’ Agreement, dated as of May 22, 2022, by and among Global Business Travel Group, Inc., GBT JerseyCo Limited, American Express Travel Holdings Netherlands CoÖperatief U.A, Juweel Investors (SPC) Limited, and EG Corporate Travel Holdings LLC , as amended and/or restated from time to time.

GBT Annual Incentive Award Plan

Effective 2022

ARTICLE 2

ADMINISTRATION OF THE PLAN

2.1             Administration. The Plan shall be administered by the Committee unless and until the Board provides otherwise.

2.2             Authority and Delegation. The Committee shall be responsible for the general administration of the Plan. It shall also be responsible for the interpretation of the Plan and the determination of all questions arising hereunder. It shall have power to establish, interpret, enforce, amend and revoke from time to time such rules and regulations for the administration of the Plan and the conduct of its business as it deems appropriate. The Committee shall also have the power to delegate any of its authority under the Plan as allowed by law. Any action taken by the Committee with respect to the Plan shall be final and binding upon the Participating Companies, upon each and every Participant and any successors in interest of such Persons, and any and all other Persons.

2.3             Indemnification. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, unless such act or omission constitutes willful misconduct on his or her part.

ARTICLE 3

ANNUAL PERFORMANCE GOALS, PAYMENT GRID AND AWARD GUIDELINES

3.1             Establishment. The Committee shall determine the individual, division/group, Company and/or other appropriate performance goals, incentive award funding model, individual performance factors, and award guidelines for each calendar year.

3.2             Adjustment. The Committee may in its sole discretion revise the performance goals, incentive funding and/or award guidelines previously established for any year in such manner as it deems appropriate, whether retroactively or prospectively, and regardless of whether any such revisions are adverse to any Participant. The Committee does not need the consent of any Participant or other Person to make any such revision (nor does it need to provide notice to any Person of any such revision). Accordingly, neither this Plan nor the participation herein is a contract between the Company or any of the Participating Companies, on one hand, and any Participant on the other hand, and no Participant has any vested rights under this Plan.

GBT Annual Incentive Award Plan

Effective 2022

ARTICLE 4

PARTICIPATION IN THE PLAN

4.1             Participation. Those eligible to participate in the Plan for any calendar year shall be limited to such employees of the Participating Companies as shall be designated by the Committee (“Participants”). In designating such persons (other than the Chief Executive Officer (“CEO”)), the Committee shall receive and consider the recommendations of the CEO, who, in turn, shall have received and considered the respective recommendations of other appropriate officers and executives of the Participating Companies. However, the Committee shall have full authority to act in the matter and its determination shall be in all respects final and conclusive. Further, the Committee shall have full authority to delegate eligibility determinations. Designation as a Participant with respect to any year shall not itself entitle a person to receive payment of an award under the Plan for that year, nor entitle such Participant to participate in the Plan with respect to any other year. As a condition to receiving payment of any amounts under the Plan, except as otherwise provided in Section 6.2 of the Plan, Participants must remain in continuous active employment with the Participating Company (or an Affiliate thereof) through the payment date of the applicable award, and must fulfill the conditions of Article 7.

4.2             Committee Members Ineligible. No member of the Committee shall be eligible to participate in or receive any awards under the Plan.

ARTICLE 5

DETERMINATION OF AWARDS

5.1             Determination of Awards. As soon as practicable after the end of each calendar year, the Committee shall review and approve the funding of the award pool. The Committee shall approve the individual award for each member of the ELT, including the CEO, and shall approve the aggregate awards for all other Participants. In determining the aggregate awards, the Committee may approve the establishment of maximum award guidelines for employees of a Participating Company, division, business unit or other designated group, based upon specified company and/or other applicable organizational performance goals In fixing such awards (other than any awards to the CEO) the Committee shall receive and consider the recommendations of the CEO who, in turn, shall have received and considered the respective recommendations of other appropriate officers and executives of the Participating Companies, as to whether and to what extent the individual, division/group, and/or company performance goals have been met for such year, and as to where in the range of award guidelines each Participant’s performance falls. Individual awards shall then be calculated based on the applicable payment grid, subject to available pool monies.

ARTICLE 6

PAYMENT OF AWARDS

6.1             Payment. Each award, if any, shall be paid no later than March 15 for US taxpayers and between March 1 and April 1 for all others of the calendar year immediately following the end of the performance period to which it relates. Such payment shall be made in cash.

GBT Annual Incentive Award Plan

Effective 2022

6.2             Effect of Termination, Retirement, Disability and Death. The Committee has the sole discretion to consider the payment, if any, of an award for a Participant in the event of the Participant’s termination, retirement, disability, death or other individual circumstances before the award’s payment date; provided, however, the payment of an award by reason of the occurrence of such an event shall still be made at the time specified in Section 6.1. Unless otherwise approved by the Committee in its sole discretion, upon a Participant’s termination of employment with a Participating Company for any reason, regardless of whether such termination is initiated by the Participant or any of the Participating Companies, the Participant shall no longer be eligible to receive or earn payment of any award under the Plan which has not been paid as of such termination of employment.

6.3             Withholding. Any Participating Company required to make payments under the Plan shall deduct and withhold from any such payment all amounts which it believes in good faith the Participating Company is required to deduct or withhold pursuant to the laws of any jurisdiction whatsoever.

ARTICLE 7

CONDITIONS AND FORFEITURES

7.1             Conditions. A Participant shall not, while employed by a Participating Company or any of its subsidiaries or Affiliates, have engaged in conduct which, had it been known at the time, could have resulted, on grounds of gross negligence or willful misconduct, in the termination of his or her employment by such Person.

7.2             Forfeiture. If, in the judgment of the Committee, reasonably exercised, a Participant or former Participant shall have failed at any time to comply with any of the conditions set forth in Section 7.1, the obligation of the Participating Company to make further payments to such Participant or former Participant or his or her beneficiary or legal representatives shall forthwith terminate, provided that no amount paid prior to the date of any such determination by the Committee shall be required to be repaid.

7.3             Clawback. All awards under this Plan are subject to the clawback and recoupment policies of the Company and any of the other Participating Companies, as may be in effect from time to time.

7.4             No Assignment. No payment of any award under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No payment of any award shall be subject to any jurisdictional payment requirement upon death or termination. No such payments shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto; and in the event that any Participant, former Participant or beneficiary under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such payment or a part thereof, then all such payments due him or her shall cease.

GBT Annual Incentive Award Plan

Effective 2022

ARTICLE 8

PARTICIPATING COMPANIES

8.1             Participating Companies. Any Affiliate of the Company that the Committee (based on the recommendations of the CEO) or the Board has approved as a Participating Company shall become a Participating Company and shall have been deemed to have consented to such participation by having one or more employees participate in the Plan. Each Participating Company shall be liable and responsible for paying awards owed only to Participants employed by that Participating Company, and no Participating Company shall have any liability or obligation with respect to the Plan for any other Participating Company or any other Participating Company’s employees.

8.2             Withdrawal. Any Affiliate which is a Participating Company may cease to be a Participating Company at any time in the discretion of the Committee. If any Participating Company hereunder ceases to be an Affiliate of the Company, such entity may continue to be a Participating Company hereunder only upon such terms and conditions as the Committee and such entity shall agree upon in writing. In no event shall the termination of an entity’s participation in the Plan relieve it of obligations theretofore incurred by it under the Plan, except to the extent that the same have been assumed by another entity pursuant to Section 8.3.

8.3             Successors. Any entity which succeeds to all or any part of the business or assets of a Participating Company may, by appropriate resolution of its board of directors, adopt the Plan and shall thereupon succeed to such rights and assume such obligations hereunder as such entity, such Participating Company and the Company shall have agreed upon in writing.

ARTICLE 9

GENERAL PROVISIONS

9.1             Amendment and Termination. The Board may amend the Plan in whole or in part from time to time, and may terminate it at any time, in each case, without any notice to or consent from any Participant or other Person and regardless of whether such amendment or termination is adverse to any Participant or other Person The Board may delegate its amendment power to the Committee.

9.2             No Right to Employment. Nothing in the Plan shall be construed as giving any person employed by a company which is or has been a Participating Company or any Affiliate thereof the right to be retained in the employ of such company or any right to any payment whatsoever. Each such company and Affiliate shall have the right to terminate any employee at any time, for any reason, with or without notice and without liability or consideration for the effect which such termination might have upon him or her as a Participant under the Plan.

9.3             Other Benefits. The Plan shall not be deemed a substitute for any other employee benefit or compensation plans or arrangements that may now or hereafter be provided for employees. The Plan shall not preclude any group, division, subsidiary or other Affiliate of the Company, whether or not a Participating Company, from continuing or adopting one or more separate or additional plans or arrangements for all or a defined class of the employees of such group, division, subsidiary or other Affiliate. Any payment under any such plan or arrangement may be made independently of the Plan.

GBT Annual Incentive Award Plan

Effective 2022

9.4             Repayment Obligations. The Committee in its discretion may require a Participant to repay any award previously paid under the Plan in the event of a restatement of the Company’s financial results within three years after payment of such award to correct a material error that is determined by the Committee to be the result of fraud or intentional misconduct (regardless of whether the Participant was aware of, or participated in, such fraud or intentional misconduct

9.5             Consent to Actions Taken. Each Participant, each beneficiary and each Person claiming under or through him or her shall be conclusively bound by any action or decision taken or made, or to be taken or to be made under the Plan, by the Company, the Board or the Committee (or any of their respective designees).

9.6             Interpretation. The masculine pronoun includes the feminine, the singular the plural, and vice versa wherever appropriate.

9.7             Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York (determined without regard to its conflicts of laws provisions).

9.8             Section 409A. It is intended that the benefits under the Plan be exempt from (or if not exempt from, compliant with) the requirements of Section 409A of the Code and the Treasury Regulations promulgated and other official guidance issued thereunder (and the Plan shall be interpreted accordingly); provided, however, that none of the Company, any of the other Participating Companies nor any Affiliate of any of the foregoing shall have any liability or obligation to any Participant or any other Person in the event that the Plan or any award is not compliant with, or exempt from, Section 409A of the Code. Notwithstanding any other provision of this Plan to the contrary, if a Participant is a “specified employee” within the meaning of Code Section 409A and the regulations issued thereunder, and a payment or benefit provided for in this Plan would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after the Participant’s “separation from service” (within the meaning of Code Section 409A), then such payment or benefit required under this Plan (i) shall not be paid (or commence) during the six-month period immediately following the Participant’s separation from service (except as provided in clause (ii)(B) of this Section 9.8) and (ii) shall instead be paid to the Participant in a lump-sum cash payment on the earlier of (A) the first regular payroll date of the seventh month following the Participant’s separation from service (and in all events, during such seventh month) or (B) the 10th business day following the Participant’s death (but not earlier than such payment would have been made absent such death).

ARTICLE 10

EFFECTIVE DATE

10.1           Effective Date

The adoption and effective date of this Global Business Travel Group Inc. Annual Incentive Award Plan is June 21, 2022.

[end of Plan]